Exhibit 107
CALCULATION OF FILING FEE TABLES

FORM S-3
(Form type)

ALLIANT ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Other	2,939,580(1)	48.6325(2)	$142,959,124.35(2)	$147.60 per $1,000,000	$21,100.77	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	415(a)(6)	2,060,420(1)	—	$109,369,885.95	—	—	S-3	333-249909	Nov. 6, 2020	$12,261
	Total Offering Amounts					$252,329,010.30
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$21,100.77

(1)    Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers such additional securities to be offered or issued from time to time in connection with stock splits, stock dividends or similar transactions.
(2)    Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price reported on the Nasdaq Global Select Market for the registrant’s common stock on October 31, 2023.
(3)    Pursuant to Rule 415(a)(6) under the Securities Act of 1933, 2,060,420 shares of the registrant’s common stock included in this registration statement are unsold securities previously registered on the registrant’s registration statement on Form S-3 (Registration No. 333-249909) filed on November 6, 2020 (“Prior Registration Statement”). The registration fees previously paid in connection with such unsold shares will continue to be applied to such unsold securities pursuant to Rule 415(a)(6). Accordingly, all 2,060,420 of those shares of common stock (and associated filing fees) are being carried forward and registered under this registration statement. The filing fee being paid herewith relates to the 2,939,580 newly registered shares of common stock. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.